UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2017

ModusLink Global Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 29, 2017, Anthony Bergamo, a director of ModusLink Global Solutions, Inc. (the “Company”) passed away. Mr. Bergamo served on the Board of Directors (the “Board”) of the Company since December 18, 2013 and was chair of the Company’s Audit Committee (the “Audit Committee”) and was a member of the Company’s Human Resources and Compensation Committee and Nominating and Corporate Governance Committee.

Following Mr. Bergamo’s passing, the number of members on the Audit Committee was reduced from three to two members. As a result, the Company is no longer compliant with Listing Rule 5605(c)(2) of The NASDAQ Stock Market LLC (“Nasdaq”), which requires that an audit committee consist of at least three members, each of whom is independent. In accordance with the Nasdaq Listing Rules, on October 4, 2017, the Company notified Nasdaq of Mr. Bergamo’s passing and the resulting non-compliance with Nasdaq Listing Rule 5605(c)(2).

On October 5, 2017, the Company received a letter from Nasdaq acknowledging the Company’s non-compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq’s Listing Rule 5605. The Nasdaq letter further provides that, consistent with Nasdaq’s Listing Rule 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows: (a) until the earlier of the Company’s next annual shareholders’ meeting or September 29, 2018; or (b) if the next annual shareholders’ meeting is held before March 28, 2018, then the Company must evidence compliance no later than March 28, 2018.

The Board intends to consider a replacement for the Audit Committee position and appoint a director to the Audit Committee who satisfies the applicable requirements of the Nasdaq Listing Rules prior to the expiration of the cure period.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2017, the Compensation Committee approved a one-time grant of 609,137 restricted stock units (“RSUs”) to James R. Henderson, the Company’s Chief Executive Officer (the “Henderson Grant”) and a one-time grant of 329,949 RSUs to Louis J. Belardi, the Company’s Chief Financial Officer (the “Belardi Grant”).

The Henderson Grant and the Belardi Grant were made under the Company’s 2010 Incentive Award Plan (the “2010 Plan”) and pursuant to a new form of Restricted Stock Unit Agreement (the “RSU Agreement”). The RSU Agreement updates the Company’s prior form of Restricted Stock Unit Agreement to address Section 409A of the Internal Revenue Code of 1986, as amended. The form of RSU Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The RSUs granted pursuant to the Henderson Grant and the RSUs granted pursuant to the Belardi Grant will each vest and become non-forfeitable on the earlier of: (i) the first anniversary of the grant date, subject to applicable recipient’s continued employment or services through the first anniversary date; (ii) the applicable recipient’s “involuntary separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(n)) with the Company other than for Cause (as defined in the 2010 Plan) and whether or not a Change in Control (as defined in the 2010 Plan) has occurred; (iii) the applicable recipient’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) for “Good Reason” (as defined in Section 2(c) of the RSU Agreement) with the Company and whether or not a Change in Control has occurred; (iv) the applicable recipient’s separation from service due to a disability (within the meaning of Treasury Regulation Section 1.409A-3(i)(4); or (v) the applicable recipient’s death.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement Granted Under 2010 Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2017	ModusLink Global Solutions, Inc.

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement Granted Under 2010 Incentive Award Plan.